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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of CardioGenesis Corporation (formerly known as Eclipse Surgical Technologies, Inc.) of our report dated January 26, 2001, except for Note 18, as to which the date is April 16, 2001, relating to the financial statements and financial statement schedule, which appears in this Amendment No. 3 to Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
July 13, 2001





















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